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                                                               EXHIBIT NO. 10.55

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


EYETECH PHARMACEUTICALS

                                                      500 Seventh Avenue
                                                      18(th) Floor
                                                      New York, New York 10018
                                                      August 29, 2003


Raylo Chemicals Inc.
8045 Argyll Road
Edmonton, Alberta
Canada
Attn:  Matt Colomb
       Greg Klak
       Robin Nicol

Gentlemen:

      This Letter of Understanding ("LOU") is agreed to and accepted by and between Eyetech Pharmaceuticals, Inc., a Delaware corporation ("Eyetech") and Raylo Chemicals, Inc., a company organized and existing under the laws of Canada ("Raylo"), and sets forth the intentions, terms and conditions pursuant to which Eyetech and Raylo will undertake actions to allocate between themselves control of the technical and operational aspects of the manufacture of Eyetech's proprietary compound Macugen(TM) during the period that this LOU remains in effect. This LOU shall take effect on September 1, 2003 and remain in effect until the earlier of such time as (a) this LOU is terminated by joint agreement between Eyetech and Raylo after satisfaction of certain mutually agreed to performance targets for the Macugen(TM) production at Raylo or (b) the parties discontinue any relationship between them whereby Raylo manufactures Eyetech's Macugen(TM) compound for Eyetech at Raylo's facility.

      During the period that this LOU is in effect, the parties hereto envision entering into a definitive Manufacturing and Supply Agreement (the "Proposed Agreement") setting forth certain agreements between them relating to a proposed long term manufacturing relationship whereby Raylo would manufacture the Macugen(TM) compound for Eyetech.
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      Eyetech and Raylo agree as follows:

1.    Allocation of Responsibility and Authority for Production of Macugen(TM)

      - Eyetech will assume responsibility for and have full authority over all operational and technical decisions relating to the manufacture of Macugen(TM) at Raylo's facility.

      - Eyetech will assign a sufficient number of its own employees, not to exceed 8, (the "Eyetech Staff") to work on the Macugen(TM) production on-site at Raylo's facility at Eyetech's sole cost.

      - Raylo shall take all reasonable steps to facilitate Eyetech's decision-making regarding the Macugen(TM) production.

      - Raylo shall direct its supervisors to follow all reasonable instructions concerning the Macugen(TM) production issued by the Eyetech Staff designated to oversee such production.

      - Raylo shall direct its shift supervisors to report all technical problems related to the Macugen(TM) production to the Eyetech Staff as well as keeping Raylo management informed.

      - Raylo will maintain full responsibility for cGMP compliance, safety and all administrative matters, including batch records and other production documentation related to the production of Macugen(TM).

      - Eyetech will assist Raylo in establishing the inventory control and raw material tracking system for the Macugen(TM) production unit, but Raylo will be responsible for the implementation of such system.

      - Eyetech will execute a confidentiality agreement covering all its employees which will prohibit the disclosure of any information obtained by Eyetech or its employees concerning proprietary information belonging to Raylo and/or Raylo's customers.

      - Eyetech shall have the right to designate staff that will have access at all times to the Macugen(TM) production area and the office area assigned to Eyetech.

      - A joint committee consisting of 2 Raylo and 2 Eyetech personnel will be established to handle HR, scheduling and other non-process related issues as they arise; this committee will meet weekly.

2.    Dedication of Production Areas and Raylo Support at Raylo's Facility

      - Eyetech will pay Raylo for all Macugen(TM) batches manufactured at its facility, including rejected batches for the term of this agreement. Payment will be made as follows:

      - Monthly rate of $[**] US, invoiced in Canadian dollars at an exchange rate to be agreed between Raylo and Eyetech

            - This rate covers resources equivalent to what have been employed to date on this project, and changes in scope (i.e. additional staff) will have to be negotiated independently
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            - This rate will be fixed for the first six months of the project, starting September 1, 2003. If the current plan (i.e. Eyetech operational control) is to be extended at this point, the rate will be reviewed and revised if necessary

            - Variable charges (non-key raw materials and consumables) associated with manufacturing will be charged separately, and are expected to be approximately $[**] US per batch. This figure can be confirmed and reviewed as necessary.

            - In terms of batch 8P, which will not be progressed, it is proposed that Raylo invoice Eyetech for $[**] US for this batch, with the understanding that there will be no reimbursement for Eyetech supplied raw materials that were utilized in this run.

      - In exchange for the considerations given above no later than by September 5, 2003 Raylo will dedicate exclusively to Macugen(TM) production, and give Eyetech Staff full access to the following production areas:

                  1.    One Synthesis Suite

                  2.    One Purification Suite

                  3.    One Lyophilization Suite

      - Eyetech will have certain process equipment dedicated to Macugen and will be used solely for Macugen production.

      - Eyetech will be responsible for maintenance of an inventory of spare parts and any upgrades for equipment used in the production of Macugen(TM).

3.    Quality Control

      - Operators will be trained to run the in-process Macugen(TM) assays. Additional equipment to perform the in-process Macugen (TM) assays may be purchased and installed at Eyetech's expense, if agreed by Raylo and Eyetech

4.    Quality Assurance

      - Eyetech Staff will assume responsibility for streamlining batch records including review of batch records and "clean up" of the batch record process.

      - Eyetech will make recommendations to Raylo as to new systems/processes and will work with Raylo to see if they can be implemented in Raylo systems.

      - Raylo personnel shall provide QA oversight, batch record review, and Macugen related documentation to Eyetech upon Eyetech's request.

Neither Party shall make any press release or other public presentation or disclosure with respect to this LOU nor the transactions contemplated hereby without the prior written consent and approval of the other Party, except to the extent required under applicable law or regulation or under the rules of any stock exchange or NASDAQ.
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If the foregoing terms are acceptable, please sign both originals of this LOU below, return to us one fully-signed original to acknowledge your agreement to and acceptance of this LOU, and retain one fully-signed original for your files.

We look forward to the execution of this LOU and the continuation of our relationship with regard to Macugen(TM).

                                    Very truly yours,

                                    EYETECH PHARMACEUTICALS, INC.


                                    By: /s/ Chuck Williams
                                        ---------------------------------
                                         Name:  Chuck Williams
                                         Title:  Senior VP, Manufacturing


ACCEPTED AND AGREED:

RAYLO CHECMICALS, INC.


By:   /s/Robin H. Nicol
      ------------------
      Name:  Robin H. Nicol
      Title:  Manager, Research, Development and Oligo Unit
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                    ADDENDUM TO LOU DATED AS OF SEPTEMBER 1, 2003

Raylo Chemicals, Inc ("Raylo") and Eyetech Pharmaceuticals, Inc. ("Eyetech") hereby agree to add the provisions set forth below to their Letter of Understanding effective dated as of September 1, 2003 (the "LOU"). This Addendum shall be effective as of November 1, 2003.

      1.    Additional Space

In addition to the exclusively dedicated production areas at the Raylo listed in the LOU Clause 2., Raylo will dedicate exclusively to the Macugen(TM) production for a period not to exceed 180 days the following production areas:

            1.    One Synthesis Suite

            2.    One Purification Suite

            3.    One Area currently used for Glass Washing

      2.    Additional Payment

In addition to the monthly rate payable by Eyetech to Raylo, Eyetech shall pay to Raylo for the Additional Space listed under clause 1 of this Addendum $ [**] CDN per month.

      3.    Currency Rate

For the monthly payments of the $ [**]US under the LOU, which as of the Effective date of this addendum will be paid in the amount of $ [**]CDN. For any other payments denominated in US. Dollars it is agreed that Eyetech will pay Raylo, at Raylo's option, in US. Dollars or at the exchange rate reported in the Wall Street Journal Eastern Edition on the date the payment becomes due.

      4.    Outstanding Payments

An outstanding amount of $ [**]US invoiced to Eyetech by Raylo shall be paid to Raylo before the end of calendar year 2003.

      5.    Renewal Option

Eyetech shall have the option to renew the LOU for an additional term of 180 days, but not beyond completion of the process validation.

                  [SIGNATURE NEXT PAGE]
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Accepted by:                                     Accepted by:

Raylo Chemicals, Inc.                            Eyetech Pharmaceuticals, Inc.

/s/ T. Matthew Colomb                            /s/ Paul G. Chaney
---------------------------------                -------------------------------
Signature                                        Signature

T. Matthew Colomb                                Paul G. Chaney
---------------------------------                -------------------------------
Printed Name                                     Printed Name

President                                        C.O.O.
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Title                                            Title